Exhibit 10.69

March 03, 2012

Durect Corporation

10260 Bubb Road

Cupertino, CA 95014

Attention: James E. Brown

Re:	Amendment to Commercial Real Estate Lease

Reference is made to that Commercial Real Estate Lease (as amended) (the “Lease”) entered into by and between EWE, Inc., an Alabama corporation (“LESSOR”) and Durect Corporation, a Delaware corporation, (“ LESSEE”) dated September 21, 2004. All capitalized terms used herein shall have the meaning ascribed to such terms in the Lease.

LESSOR and LESSEE hereby agree as follows, effective on the date that both LESSOR and LESSEE have executed this Amendment:

The PREMISES set forth in Paragraph 1, as amended, shall be defined as:

Building 2683 Pelham Parkway, Pelham, Alabama 35124 only.

The TERM of the Lease set forth in Paragraph 3, as amended, shall be extended by an additional two months such that the Lease shall terminate on May 31, 2012 instead of March 31, 2012.

The RENTAL during the additional extension period from April 1, 2012 to May 31, 2012 shall be $7500.00 per month.

Except as expressly modified above, all remaining terms of the Lease, as amended, shall remain the same. LESSOR and LESSEE have hereunto set or caused to be set their respective signatures and seals on the dates set forth herein.

Sincerely,

/s/ Jim English
Vice President, EWE Inc.

AGREED TO BY DURECT

Name:	/s/ James. E. Brown
Title:	CEO
Date:	March 9, 2012